Exhibit 10.11

Translated From Japan

                   Special Overdraft Facility Change Agreement

                                                                       2007/7/27

Mitsui Sumitomo KK

Principal                  Address:   Nishi Shinjuku Showa Bldg 11F
                                      1-13-12 Nishi Shinjuku
                                      Shinjuku- ku Tokyo
                           Name:      Representative Director
                                      Hideki Anan

Joint Guarantor            Address:   3-13-10 Yoyogi
                                      Shibuya-ku Tokyo
                           Name:      Hideki Anan

Principal (hereinafter referred to as A) shall change the details of Special Overdraft Facility Agreement (hereinafter referred to as the Agreement) which was entered into with Mitsui Sumitomo KK on 2006/7/31.

Except the change written below, each party shall follow conditions of the Agreement. Joint Guarantor shall guarantee maximum amount of a debt in the present and the future jointly and severally based on the Agreement and the Change Agreement.

In case the term of an agreement is postponed based on the Change Agreement, guarantee date will be the following day of the term of the contract after changing.

Item                            Before Change          After Change
----                            -------------          ------------

The term of a contract          2007/7/27              2008/7/25

Interest rate after change regarding the present overdraft will be applied from the following date of the first interest payment due date after entering into the Change Agreement.

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